CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated June 25, 2014, relating to the financial statements and financial highlights of Toreador Core Fund, a series of Unified Series Trust, for the year ended April 30, 2014, and to the references to our firm in the filing.

Cohen Fund Audit Services, Ltd.
Cleveland, Ohio
March 4, 2015

COHEN FUND AUDIT SERVICES, LTD. | CLEVELAND | MILWAUKEE | 216.649.1700	cohenfund.com

Registered with the Public Company Accounting Oversight Board.